JOINT MARKETING
                              COOPERATIVE ENDEAVOR
                                    AGREEMENT

         The parties to this Joint Marketing Cooperative Endeavor Agreement ("the Endeavor Agreement") are:

               AMERICAN MOLD GUARD, INC. a corporation organized under the laws of the state of California ("AMG"); and

               GULF COAST MOLD GUARD, LLC, a limited liability company organized under the laws of the state of Louisiana ("GCMG").

         WHEREAS, AMG provides mold prevention services to home builders and owners in various markets, including of the southern areas of Louisiana, Mississippi, and Alabama that were devastated by Hurricane Katrina, known as the Gulf Coast; and

         WHEREAS, GCMG wishes to provides certain sales and marketing services and other support to AMG within the area known as the Gulf Coast; and

         WHEREAS, both parties recognize the need to provide and develop sufficient and appropriate resources in order to service the public's need for mold remediation and prevention services of the nature and type provided by American Mold Guard, Inc., and

         WHEREAS Gulf Coast Mold Guard, LLC can and wishes to provide value by way of marketing advertisements, personal contacts, reputation, and other development activities, together with certain administrative assistance, all of which will be of mutual benefit to the parities in promoting and securing contracts for mold remediation and prevention services.

         THEREFORE, in consideration of the mutual obligations set forth in this Endeavor Agreement, the parties hereto agree as follows:

PURPOSE:

1. The purpose of this Endeavor Agreement is to provide the parties with the resources they need to develop and maintain a business platform that allows them to provide mold prevention and restoration services in the area known as the Gulf Coast.

AREA:

2. The geographic area to which this Endeavor Agreement is intended to apply is comprised of the coastlines of the states of Louisiana, Mississippi and Alabama, including all of the area

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     south of a line represented by Interstate-10 and Interstate 12, including the greater metropolitan areas of Lake Charles, Lafayette, Baton Rouge and New Orleans, Louisiana.


INVESTMENT:

3. GCMG hereby invests in AMG the sum of $300,000, the receipt of which is hereby acknowledged by AMG. AMG will use this investment to secure and maintain personnel and equipment sufficient to adequately service, fulfill and execute contracts for mold prevention and restoration services developed by the parties hereto in the Gulf Coast region.

ADVERTISING:

4. In addition to the capital investment described in paragraph 3, above, GCMG will develop an advertisement program, consisting of radio, cable television, broadcast television, and print media, in various proportions as it will feel appropriate in order to market AMG's services. All marketing materials so developed are subject to the approval of AMG and will be of appropriate quality and nature so as to portray the AMG. services available in a marketing campaign, suitable for the industry of commercial and residential restoration services and new construction applications. For purposes of the application of funds toward advertising obligations, expenses of personnel associated with operating a local call center will count toward any such obligation provided such sum shall not exceed $2,000 per month. For purposes of this agreement, the parties agree that annual minimum advertising expenditures shall be $180,000 provided that gross receipts for the first year of the term of this agreement shall be at least $100,000 per month and for each succeeding year of the term, such gross receipts shall be at least $150,000 per month.

DUTY:

5. AMG will provide appropriate personnel and materials in order to timely and professionally service and fulfill all work orders developed and will provide accounting, technical, and administrative services in order to fulfill all contractual responsibility associated with the work undertaken as a result of this cooperative endeavor.

COMPLIANCE:

6. AMG agrees that it will promptly, at its cost and expense, comply with all statutes, ordinances, rule, orders, regulations, and requirements of the federal, state and municipal governments. It further agrees that it will handle and dispose of all chemicals, garbage and waste generated or used in connection with its operations in the activities associated with its work in a prudent and lawful manner and will not commit or allow any nuisance.

INSPECTION:

7. AMGI will provide CGMG with a detailed report of the revenue and expenses incurred in connection with the services provided pursuant to the is agreement as follows: (i) within twenty (20) of the end of each calendar a month, a report with respect to such calendar month; (ii) within forty-five days of the end of each calendar quarter, a report with respect to such calendar quarter; and (iii) within ninety (90) days of the end of each calendar year, a report with respect to such calendar year. The parties hereto agree to allow inspection of all books and records kept by each, upon reasonable notice, in connection with their respective undertakings pursuant to this endeavor agreement. The parties agree that principals of each shall meet at least bimonthly to discuss the generation of business opportunities and the general performance of the obligations of this agreement.

PROCEEDS:

8. For and in consideration of the mutual undertakings and obligations described in this Endeavor Agreement, the parties agree to share the gross revenue derived by AMGI from mold remediation and treatment services in the Gulf Coast geographic area in the following manner:

     From all RESTORATION work, GCMG will receive thirty percent (30%) of the gross revenue until such time as its $300,000 capital investment is returned. At that point, GCMG shall be entitled to the following from the gross revenue derived from such work:

     For projects billed $.99 per sq. ft. and above - 20%
     For projects billed from $.98 to $.50 per sq. ft. - 10%
     For projects billed at $.49 per sq. ft. and below   - nothing


     From all NEW CONSTRUCTION TREATMENT (including all work for treatment but where no remediation is necessary), GCMG will receive:

     For projects billed $.45 per sq. ft - 20%
     For projects billed from $.35 to .$.44 per sq. ft.  - 10%
     For projects billed at $.34 per sq. ft and below    -  5%

     As used in the cooperative endeavor agreement, the term "gross revenue" shall mean all revenue earned or received by American Mold Guard, Inc. without deduction of any kind or nature including, but limited to, charges for overhead, administration, discount, interest, or depreciation.

         For purposes of this agreement, "gross revenue" shall NOT include any sums earned or received by AMG for any work performed for the following pre-existing clients or customers of AMG:

               1.   Lennar and any of its subsidiaries or divisions

               2.   DR Horton and any of its subsidiaries, divisions

               3.   Centex Homes and any of its subsidiaies or divisions

               4. Standard Pacific Homes and any of its subsidiaries or divisions

               5.   The Hanover Company and any of its subsidiaries or divisions

               6.   Gables Residential and any of its subsidiaries or divisions

               7. Global Construction Company and any of its subsidiaries or divisions

               8.   Bosa Construction and any of its subsidiaries or divisions

               9.   Equity Residential and any of its subsidiaries or divisions

               10. Sares-Regis Development and any of its subsidiaries or divisions

COSTS:

9. The consideration described in paragraph 8 above shall constitute all sums to which GCMG shall be entitled and neither party shall be responsible to the other for any other cost or expense associated with fulfillment of the obligations incurred as a result of this Endeavor Agreement, such costs or expenses to include, but not limited to, accounting, interest, legal, court costs, filing costs, insurance, personnel salaries and benefits, or taxes of any kind or nature except such sales taxes incurred and collected directly related to the customer charge for the work undertaken for that customer.

PAYMENT:

10. Payments due under this Endeavor Agreement shall be paid in the following manner. No later than the last day of each calendar month, AMG shall, by electronic transfer to a bank and account designated by GCMG, deposit the total amount to which GCMG is entitled for the previous calendar month in accordance with this Endeavor Agreement, along with an electronic transmittal (e-mail) of verification of that transfer and a description of how that amount was determined.

RUN OFF:

11. So long as GCMG has not breached this Endeavor Agreement, upon the termination of this Endeavor Agreement by the expiration of its term, GCMG shall be entitled to the share in the gross revenues received by AMG equal to fifty percent (50%) of the amount that it would have been entitled to had this Endeavor Agreement still been in effect, for a period of one (1) year, expiring December 31, 2011. It is the intent of the parties hereto that GCMG shall, during this run-off period, have no obligation to provide any advertising or marketing.

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INSURANCE:

12. AMG warrants and represents that it has, and at all times will maintain, liability insurance in limits not less than one million dollars for third party liability and workers compensation insurance with limits sufficient under the law of the states of Louisiana, Mississippi and Alabama respectively. AMG agrees to include GCMG as an additional insured under all such policies for the work undertaken pursuant to this Endeavor Agreement. AMG shall provide GCMG with a certificate of insurance evidencing such coverage.

INDEMNITY:

13. To the extent allowed by law, each party agrees to indemnify, defend, and hold the other, its officers, directors, agents and employees, harmless from and against any and all losses, liabilities, demands, suits, judgments, claims or fees, including reasonable attorney's fees, to the extent that such losses, liabilities, demands, suits, judgment, claims or fees arise out of or result from the willful act, fault, omission, or negligence of the indemnifying party, or of its employees, servants, or agents, in performing its obligations under this agreement.

INDEPENDENT CONTRACTOR STATUS:

14. In performance of all obligations under this Endeavor Agreement, each party shall be and remain an independent contractor and therefore neither party shall be entitled to any benefits applicable to employees of the other party and neither party is authorized to act as agent for the other party for any purpose nor shall either party enter into any contract, warranty, or representation as to any matter on behalf of the other party unless by separate, written authority specific to such authority. Neither party shall be bound by the acts or conduct of the other party.

TERM:

15. This agreement shall be effective from December 14, 2005 and shall be in effect until December 31, 2010, unless terminated by mutual consent or otherwise by its provision.

     If either party commits any breach of or default in any of the terms or conditions of this agreement, and fails to remedy that default or breach within three (3) days after receipt of written notice of the breach from the other party, the party giving notice at its option may, in addition to any other remedies which it may have at law or in equity, terminate this agreement by sending notice of termination in writing to the other party, and such a notice of termination shall be effective as of the date of its receipt.

     In the court's discretion, the prevailing party in any dispute arising out of the interpretation or application of any provision of this agreement may be awarded reasonable attorney's fees, court costs and expenses, including those associated with any appellate or enforcement proceedings.

     Termination of this agreement by either party for any reason shall not affect the rights and obligations of the parties accrued prior to termination.

CONSTRUCTION:

16. This agreement shall be governed and construed in accordance with the laws of the state of Louisiana and any controversy of fact or law arising out of or related to this agreement that cannot be satisfactorily resolved by the parties shall be adjudicated only in a court of competent jurisdiction in Orleans Parish, state of Lousiana.

ASSIGNMENT:

17. Neither this agreement nor any rights under this agreement may be assigned by either party without the prior written consent of the other party.

NON-COMPETE AND RIGHT OF FIRST REFUSAL:

18. During the term of this Endeavor Agreement and for one year thereafter, none of GCMG, its members, officers, directors and employees, or any entity in which a member, officer, director of employee of GCMG has an interest shall provide mold prevention, restoration or remediation services in the Gulf Coast region nor shall they shall not enter into any agreement similar to this Endeavor Agreement with any other person or entity providing mold prevention, restoration or remediation services in the Gulf Coast area. During the term of this Endeavor Agreement and for one year thereafter, GCMG, on behalf of itself, its members, officers and directors and their respective affiliates hereby agree that they will not use the words "Mold Guard" or any variation thereof in connection with any activity anywhere in the world without the prior written consent of AMGI except in connection with this Endeavor Agreement. In addition to any remedies that it may have at law or in equity, as a result of a breach of any of the agreements or covenants contained in this Paragraph 18, AMG may immediately terminate this Endeavor Agreement.

          It is the intent of the parties hereto that GCMG be extended a right of first refusal to endeavor agreements of this type and nature in other parts of the United States and as such, the parties agree that before AMG enters into any such agreement with any other entity, it give notice to GCMG of such intent. Withing ten (10) days of receipt of such notice of intent, GCMG shall notify AMG of its interest and agreement to engage in a joint marketing cooperative endeavor agreement. If GCMG gives such notice, the parites hereto shall then have 15 days to confect the terms of that endeavor agreement. If no such endeavor agreement similar to the terms of this agreement is agreed upon, AMG shall have the right to negotiate with any other party.

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ENTIRE AGREEMENT:

19. This agreement constitutes the entire understanding between the parties and supersedes any prior agreement or understanding on this subject matter. Any modification or amendment to this agreement shall not be effective unless and until reduced to writing and executed by the parties hereto.

NOTICES:

20. Notices and other communications shall be addressed to the party at this address given below, or such other addresses may hereafter be designated by notice, in writing.

         If to American Mold Guard, Inc.
               Tom Blakeley
               30200 Rancho Viejo Road
               San Juan Capistrano, CA 92675


         If to Gulf Coast Mold Guard, LLC
               Hicham Khodr
               104 Metairie Heights
               Metairie, LA 70001

         IN WITNESS WHEREOF, the parties have caused this cooperative endeavor agreement to be executed in multiple parts.

WITNESSES:                                     AMERICAN MOLD GUARD, INC.

   /s/ Mark Franzen
-------------------------
NAME:  Mark Franzen                               BY:   /s/ Tom Blakeley
                                                      --------------------

   /s/ Kristin Cook                               NAME:  Tom Blakeley
-------------------------                         TITLE:   CEO
NAME:  Kristin Cook                               DATE:   12-13-05


                                                  GULF COAST MOLD GUARD, LLC
   /s/ Deanna Langlois
-------------------------
NAME:  Deanna Langlois                            BY:   /s/ E. John L. Tentfield
                                                     ------------------------

   /s/ Charlene Landez                            NAME:  E. John L. Tentfield
-------------------------                         TITLE:
NAME:  Charlene Landez                            DATE:   December 14, 2005